SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2004

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No)

19975 Victor Parkway, Livonia, Michigan 48152

(Address of principal executive office)

Registrant’s telephone number, including area code: 734-591-3000

Item 5. OTHER EVENTS

Institutional Shareholder Services (“ISS”) requested that Valassis Communications, Inc. (“Valassis”) provide ISS with additional information about fees that Valassis paid to its independent auditors, Deloitte & Touche LLP (“Deloitte”) reported in its proxy statement for its 2004 Annual Meeting of Shareholders. ISS further requested that Valassis publish this information either in a Form 8-K filing or in a press release. The following is the information Valassis provided to ISS:

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth supplemental information concerning fees billed by Deloitte for services rendered to Valassis for the fiscal year ended December 31, 2003:

Audit Fees	$184,341
Audit-Related Fees	71,050
Tax Fees-Preparation and Compliance	156,616

Total Audit, Audit Related And Tax Preparation and Compliance Fees	412,007

Other Non-audit Fees:
Tax Fees-Other (1)	175,481
All Other Fees	7,400

Total-Other Fees	182,881

Total-Fees	$594,888

(1)	Tax Fees-Other includes tax due diligence on acquisition of $57,441, tax consulting on state tax audit issues of $48,531, and other tax advice of $69,509.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Robert L. Recchia
Robert L. Recchia
Executive Vice President and
Chief Financial Officer

Dated: April 22, 2004